JOSEPHLOPEZ LLP
Advocates & Solicitors

6 Shenton Way #07-11
OUE Downtown 2
Singapore 068809
Tel: (65) 6339 4040 (Main)
Email: mail@joseph-lopez.com

Your Ref	: To be advised	Page(s)	: 4
Our Ref	: 202571126.JL.KY.PC.YT.ah	Writer's (DID)	: 6233 7777 / 6233 7772 6233 7773 / 6233 7775
Date	: 18 July 2025	Writer's Email	: jl@joseph-lopez.com / kyle.yew@joseph-lopez.com / pearline.chia@joseph-lopez.com / yenting.kong@joseph-lopez.com

GENIUS GROUP LIMITED
3 Temasek Avenue
#18-01 Centennial Tower
Singapore 039190

BY EMAIL ONLY
roger@geniusgroup.ai /
gaurav@geniusgroup.ai

Attention: Board of Directors

Dear Sirs,

GENIUS GROUP LIMITED (THE "COMPANY") – REGISTRATION STATEMENT ON FORM F-3

1. We have acted as Singapore legal counsel to the Company in connection with the preparation of the Company's Registration Statement on Form F-3 (the "**F-3 Registration Statement**").

2. We are instructed that the F-3 Registration Statement was filed with the Securities and Exchange Commission ("**SEC**") on 7 July 2025, under the Securities Act of 1933 as amended (the "**Securities Act**"), to register the following:

   a. USD 1,200,000,000 of securities, including Class A Ordinary Shares, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units as defined in the F-3 Registration Statement ("**Registered Securities**"); and

   b. An embedded at the market offering for up to USD 1,000,000,000 of Class A Ordinary Shares ("**ATM Offering**").

3. We have taken instructions solely from the Company. This opinion is being rendered solely to the Company in connection with the filing of the F-3 Registration Statement.

4. For rendering of this opinion, we have examined copies of the following documents / instructions that were provided to us by way of emails from the Company (including authorized representatives thereof) between 2 July 2025 to 18 July 2025, and/or obtained via searches against the electronic records of the Accounting and Corporate Regulatory Authority of Singapore ("**ACRA**"):

   a. The F-3 Registration Statement dated 7 July 2025, including the Base Prospectus and the Sales Agreement Prospectus Supplement exhibited in the F-3 Registration Statement;

   b. The at the market offering agreement dated 28 June 2024 entered into between the Company and H.C. Wainwright & Co. LLC ("**Sales Agent**") for the ATM Offering, and the amendment thereto dated 7 July 2025 (collectively referred to as the "**Agreement**");

   c. The Constitution of the Company ("**Constitution**") adopted by special resolution passed on 7 April 2025;

   d. The Company's business profile information with ACRA dated 7 July 2025, confirming that the Company is a public company limited by shares;

   e. The resolution in writing of the board of directors of the Company dated 4 July 2025, in respect of paragraph 2 above ("**Board Resolution**");

   f. The Notice of Annual General Meeting ("**AGM**") dated 3 June 2025 which contains, among other things, a proposed resolution for the Company's shareholders (the "**Shareholders**") to approve, among other things, issuances of shares and instruments ("**Shareholders' Resolution**");

   g. The minutes of AGM dated 7 July 2025, which is filed with the SEC and dated 9 July 2025, evidencing that the Shareholders' Resolution has been duly passed; and

   h. Such other documents as we have considered necessary or desirable in order that we may render this opinion.

5. Save as expressly provided in this paragraph, we express no opinion whatsoever with respect to any document described in paragraph 4 of this legal opinion. In this regard, we have assumed:

   a. The correctness of all facts stated in all documents submitted to us, and that such documents have not been rescinded, modified, supplemented or superseded;

   b. The genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

   c. That where a document has been submitted to us in draft form, it will be executed in the form of that draft; and

d. The Registered Securities will be issued either (i) pursuant to the Shareholders' Resolution obtained at the AGM before conclusion of the next AGM subsequent to the date of this letter or the date by which the next AGM subsequent to the date of this letter is required by law to be held, whichever is the earlier (the "**Shareholders' Resolution Expiration Date**"); or (ii) in the event that the Registered Securities are issued after the Shareholders' Resolution Expiration Date, pursuant to a further approval of the Shareholders validly obtained pursuant to Section 161 of the Companies Act 1967 of Singapore.

6. Based upon and subject to the foregoing, and subject to any matters not disclosed to us, we are of the opinion that the Registered Securities to be issued by the Company pursuant to the Shareholders' Resolution obtained at the AGM referred to in paragraph 5(k) above will be duly authorised by the Company for allotment, issuance and delivery thereof by the Company and, when allotted, issued and delivered by the Company in accordance with and in compliance with the particulars in the F-3 Registration Statement, the Registered Securities will be validly issued, fully paid and non-assessable. For the purposes of this opinion, the term "non-assessable" means under the laws of the Republic of Singapore that holders of the Registered Securities, having fully paid up all amounts due on such Registered Securities as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Registered Securities.

7. This opinion relates only to the laws of general application of the Republic of Singapore as published at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the F-3 Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than the Republic of Singapore.

8. We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Singapore law in the Republic of Singapore, having our role in connection with the filing of the F-3 Registration Statement, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

9. Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the filing of the F-3 Registration Statement or otherwise including, but without limitation, any other document signed in connection with the same. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to all references to us, if any, in the Registration Statement, and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities

laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

10. This opinion is given based on the laws of the Republic of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion.

Yours faithfully,

……………………………………………

Joseph Lopez / Kyle Yew / Pearline Chia / Kong Yen Ting
JOSEPH LOPEZ LLP